UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 22, 2009

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Particle Drilling Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30819	20-1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

5611 Baird Court
Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

UHY LLP (“UHY”) served as the independent auditor for Particle Drilling Technologies, Inc. (the “Company”) for the fiscal year ended September 30, 2008.  On January 22, 2009, the Audit Committee of the Board of Directors of the Company approved the dismissal of UHY as the Company’s independent registered public accounting firm.

None of the reports of UHY on the Company’s financial statements for either of the past two years or any subsequent interim period contained an adverse opinion or disclaimer of opinion, nor have they contained any qualification or modification as to uncertainty, audit scope or accounting principles.  During the Company’s two most recent fiscal years, and the subsequent interim period to January 22, 2009, the Company has had no disagreements with UHY on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which if not resolved to UHY’s satisfaction, would have caused UHY to make reference to such disagreement in connection with its report.

The Company has provided UHY with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K.  The Company requested that UHY deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree.  A copy of the letter of UHY is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On January 22, 2009 the Company engaged GBH CPAs, PC (“GBH”) to serve as the Company’s independent registered public accounting firm.  During the Company’s two most recent fiscal years, and the subsequent interim period to January 22, 2009, the Company did not consult with GBH regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

	16.1	Letter, dated January 22, 2009, from UHY LLP to the Securities and Exchange Commission (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	January 22, 2009	By:	/s/ Jim B. Terry
		Name:	Jim B. Terry
		Title:	President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter, dated January 22, 2009, from UHY LLP to the Securities and Exchange Commission (filed herewith).